Exhibit 99.1

         PPT VISION REPORTS SECOND QUARTER FISCAL 2006 FINANCIAL RESULTS

    MINNEAPOLIS, May 23 /PRNewswire-FirstCall/ -- PPT VISION, Inc. (OTC Bulletin
Board: PPTV) today announced financial results for the second quarter ended April 30, 2006. Revenues for the second quarter were $1,408,000 compared to revenues of $1,567,000 for the same period in fiscal 2005. Net loss from continuing operations for the second quarter of 2006 was $337,000 or $0.09 per share compared to a net loss from continuing operations in the second quarter of fiscal 2005 of $870,000 or $0.29 per share. Net income from discontinued operations for the second quarter of 2006 was $53,000 or $0.01 per share related to a royalty payment. There was no gain or loss from discontinued operations for the second quarter of 2005.

    For the six-month period ended April 30, 2006, the Company had revenues of $2,990,000 as compared with revenues of $3,092,000 for the first six months of last fiscal year. The net loss from continuing operations for the six-month period was $541,000 or $0.16 per share in fiscal 2006 compared to a net loss from continuing operations of $1,425,000 or $0.47 per share for the same period in fiscal 2005. Net income from discontinued operations for the six months ended April 30, 2006 was $53,000 or $0.01 per share. Net loss from discontinued operations was $55,000 or $0.02 per share for the same period in fiscal 2005.

    "Our second quarter was a disappointment in that total revenue declined in comparison with the prior years second quarter. The sales decline is wholly attributable to the fact that sales of our older Passport(TM) and Scout(TM) product lines, which have been phased out, declined by more that $330,000, while the increasing IMPACT(TM) sales have not yet risen enough to take up all that lost revenue," stated Mr. Joe Christenson, President of PPT VISION. "Therefore, it is important to point out that our IMPACT unit volume increased by 77% in comparison to last year's second quarter and our IMPACT dollar sales increased by 40% in comparison to last year's second quarter. This is reflective of the positive customer acceptance that our IMPACT product line is continuing to build in the manufacturing marketplace, a trend we expect to continue. It is also important to point out the fact that our gross margin increased by 3% points in this second quarter in comparison to last year's second quarter even though total sales were lower. This is due to the stronger gross margin associated with the IMPACT product in comparison to our older machine vision product lines. As our volumes build, we expect continued improvement in our gross margin as our manufacturing group can significantly increase output with minimal increases in fixed operating expenses. Going forward, PPT VISION is intensely focused on very specific hardware and software improvements to our IMPACT product line, in direct response to user feedback, and on supporting our growing network of industrial automation distribution and integration partners," concluded Mr. Christenson.

    Conference Call

    The Company has scheduled a conference call for 10:00 a.m. CDT on Tuesday, May 23, 2006. In the conference call, the Company will discuss the results for the recent quarter and expectations with respect to future performance. The dial-in number to participate in the call is: 877-407-8214. It will also be broadcast live over the Internet by World Investor Link's Vcall. To listen live, go to http://www.vcall.com .

    A digitized replay of the second quarter conference call will be available beginning the afternoon of May 23rd and until 11:59 p.m. (Eastern) on May 30th. To access the replay please use the following numbers: U.S. = 877-660-6853 or International = 201-612-7415. The replay passcodes are: Account #286 and Conference ID # 202825. The full conference call will also be available for replay at http://www.vcall.com .

    About PPT VISION

    PPT VISION, Inc. ("the Company") designs, manufactures, and markets camera-based intelligent systems for automated inspection in manufacturing applications. The Company's products, commercially known as machine vision systems, enable manufacturers to realize significant economic paybacks by increasing the quality of manufactured parts and improving the productivity of manufacturing processes. The Company's machine vision product line is sold on a global basis to end-users, system integrators, distributors and original equipment manufacturers (OEM's) primarily in the electronic and semiconductor component, automotive, medical device, and packaged goods industries. The Company's Common Stock trades on OTC Bulletin Board under the symbol PPTV.OB. For more information, please see the PPT VISION, Inc. web site at http://www.pptvision.com .

    Forward-Looking Statements

    The discussion above contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's expectations, beliefs, intentions and strategies regarding the future. Forward-looking statements include, without limitation, statements regarding the extent and timing of future revenues and expenses and customer demand. All forward-looking statements included in this document are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward- looking statements.

    The Company's actual results are subject to risks and uncertainties and could differ materially from those discussed in the forward-looking statements. These statements are based upon the Company's expectations regarding a number of factors, including the Company's ability to obtain additional working capital if necessary to support its operations, the success of the Company's new IMPACT machine vision micro-system, changes in worldwide general economic conditions, cyclicality of capital spending by customers, the Company's ability to keep pace with technological developments and evolving industry standards, worldwide competition, and the Company's ability to protect its existing intellectual property from challenges from third parties. A detailed description of the factors that could cause future results to materially differ from the Company's recent results or those projected in the forward-looking statements are contained in the section entitled "Description of Business" under the caption "Important Factors Regarding Forward-Looking Statements" contained in its filing with the Securities and Exchange Commission on Form 10-KSB for the year ended October 31, 2005 and other reports filed with the Securities and Exchange Commission.

PPT VISION, Inc.
Condensed Statements of Operations (Unaudited)
(In thousands, except share and per share data)

                                        Three Months Ended             Six Months Ended
                                             April 30,                     April 30,
                                    --------------------------    --------------------------
                                       2006           2005           2006           2005
                                    -----------    -----------    -----------    -----------
Revenue                             $     1,408    $     1,567    $     2,990    $     3,092
Cost of sales                               672            803          1,374          1,532
                                    -----------    -----------    -----------    -----------
Gross profit                                736            764          1,616          1,560

Operating expenses:
    Sales and marketing                     543            659          1,102          1,345
    General and administrative              249            269            485            560
    Research and development                357            336            686            710
    Restructuring Charges                     -            390              -            390
                                    -----------    -----------    -----------    -----------
Total operating expenses                  1,149          1,654          2,273          3,005
                                    -----------    -----------    -----------    -----------
Interest and other income                    76             20            116             20
                                    -----------    -----------    -----------    -----------
Loss from operations
    Loss from continuing
     operations                            (337)          (870)          (541)        (1,425)
    Income (loss) from
     discontinued operations                 53              -             53            (55)
                                    -----------    -----------    -----------    -----------
Net loss                            $      (284)   $      (870)   $      (488)   $    (1,480)
                                    ===========    ===========    ===========    ===========

Basic and diluted loss per share:

    Loss from continuing
     operations                     $     (0.09)   $     (0.29)   $     (0.16)   $     (0.47)
    Income (loss) from
     discontinued operations        $      0.01    $         -    $      0.01    $     (0.02)
                                    -----------    -----------    -----------    -----------
  Net loss                          $     (0.08)   $     (0.29)   $     (0.15)   $     (0.49)
                                    ===========    ===========    ===========    ===========
Shares used to compute basic
 and diluted loss per share           3,654,927      2,996,662      3,321,399      2,996,220


PPT VISION, Inc.
Condensed Balance Sheets
(In thousands)

                                     April 30,     October 31,
                                       2006           2005
                                    -----------    -----------
                                    (Unaudited)
                ASSETS
Current assets
  Cash and cash equivalents         $       647    $       778
  Accounts receivable, net                1,370          1,197
  Inventories                               448            490
  Other current assets                      123            160
                                    -----------    -----------
    Total current assets                  2,588          2,625
Fixed assets, net                           395            438
Intangible assets, net                       54             90
                                    -----------    -----------
    Total assets                    $     3,037    $     3,153
                                    ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable and
   accrued expenses                 $       558    $       590
  Deferred revenue                           12              9
                                    -----------    -----------
    Total current liabilities               570            599
    Total shareholders' equity            2,467          2,554
                                    -----------    -----------
    Total liabilities and
     shareholders' equity           $     3,037    $     3,153
                                    ===========    ===========

SOURCE  PPT VISION, Inc.
    -0-                             05/23/2006
    /CONTACT: Joseph C. Christenson, President and Chief Financial Officer, PPT VISION, Inc., +1-952-996-9500, or ir@pptvision.com /
    /Web site:  http://www.pptvision.com
                http://www.vcall.com /
_